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                                                                    EXHIBIT 99.3
                                    CONSENT
                                       OF
                         RAUSCHER PIERCE REFSNES, INC.

    We hereby consent to the (i) inclusion of our opinion letter to the Board of Directors of Edisto Resources Corporation ("Edisto") as Annex C to the Joint Proxy Statement/Prospectus of Edisto, Convest Energy Corporation ("Convest") and Forcenergy Inc ("Forcenergy") relating to the proposed merger transactions involving Edisto, Convest and Forcenergy, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinions of Financial Advisors" and "THE MERGERS -- Opinions of Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                       /s/ RAUSCHER PIERCE REFSNES, INC.
                                       -----------------------------------
                                       RAUSCHER PIERCE REFSNES, INC.


Houston, Texas
July 18, 1997